UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2024

NEUROGENE INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36327	98-0542593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 W 24th Street, 5th Floor New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

(877) 237-5020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000001 per share	NGNE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2024, Neurogene Inc. (the “Company”) appointed Donna Cochener as Senior Vice President, General Counsel. Ms. Cochener previously served as the Interim Chief Executive Officer and General Counsel of the Company when it was known as Neoleukin Therapeutics, Inc. and prior to the merger on December 18, 2023 between a wholly owned subsidiary of the Company and Neurogene Inc., a Nevada corporation. The Company has agreed to pay Ms. Cochener a base salary for 2024 of $370,000 on an annualized basis, and she will be eligible to receive an annual bonus based on performance of up to 35% of her actual salary for the year, provided she is still an employee of the Company at the time such bonuses are paid. Ms. Cochener has received an option grant to acquire 40,000 shares, to vest in accordance with the Company’s standard grant terms, with 25% of the option vesting on the one-year anniversary of her employment and the remainder vesting in equal monthly installments over the next 36 months, contingent on Ms. Cochener’s continued employment with the Company. Ms. Cochener does not have a written employment agreement with the Company at this time, and her prior consulting agreement with the Company, which was disclosed in the Company’s Current Report on Form 8-K dated December 13, 2023, was terminated by mutual agreement as of the date of her hire.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGENE INC.

Date: February 21, 2024	By:	/s/ Christine Mikail
Name: Christine Mikail
Title: President and Chief Financial Officer